                                                                     EXHIBIT 4.2

         This Trust Supplement No. 1996-1A, dated as of November 26, 1996 (herein called the "Trust Supplement"), between America West Airlines, Inc., a Delaware corporation (the "Company"), and Fleet National Bank (the "Trustee"), to the Pass Through Trust Agreement, dated as of November 26, 1996, between the Company and the Trustee (the "Basic Agreement").

                              W I T N E S S E T H:

         WHEREAS, the Basic Agreement, unlimited as to the aggregate principal amount of Certificates (unless otherwise specified herein, capitalized terms used herein without definition having the respective meanings specified heretofore in the Basic Agreement) which may be issued thereunder, has heretofore been executed and delivered:

         WHEREAS, each Owner Trustee, acting on behalf of its respective Owner Participant, will issue, on a non-recourse basis, Equipment Notes, among other things, to refinance the outstanding debt portion of the purchase price of the aircraft and spare engines purchased by such Owner Trustee and leased to the Company pursuant to the related Lease;

         WHEREAS, pursuant to the terms and conditions of the Basic Agreement as supplemented by this Trust Supplement (the "Agreement"), the Trustee shall purchase such Equipment Notes issued by each Owner Trustee having the same interest rate as, and final maturity dates not later than the final Regular Distribution Date of, the Certificates issued hereunder and shall hold such Equipment Notes in trust for the benefit of the Certificateholders;

         WHEREAS, the Trustee hereby declares the creation of the America West Airlines Pass Through Trust 1996-1A (the "1996-1A Trust") for the benefit of the Certificateholders, and the initial Certificateholders as the grantors of the 1996-1A Trust, by their respective acceptances of the Certificates, join in the creation of this 1996-1A Trust with the Trustee;

         WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized;

         WHEREAS, this Trust Supplement is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions;

         NOW THEREFORE, in consideration of the premises herein, it is agreed between the Company and the Trustee as follows:

                         Series 1996-1A Trust Supplement

                                    ARTICLE I
                                THE CERTIFICATES

         Section 1.01. The Certificates. There is hereby created a series of Certificates to be issued under the Agreement to be distinguished and known as "America West Airlines Pass Through Certificates, Series 1996-1A" (hereinafter defined as the "Series 1996-1A Certificates"). Each Series 1996-1A Certificate represents a Fractional Undivided Interest in the 1996-1A Trust created hereby.

         The terms and conditions applicable to the Series 1996-1A Certificates are as follows:

                  (a) The aggregate principal amount of the Series 1996-1A Certificates that shall be authenticated under the Agreement (which limit shall not pertain to Series 1996-1A Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Series 1996-1A Certificates pursuant to Sections 3.03,
         3.04 and 3.05 of the Basic Agreement) upon their initial issuance is $99,522,000. The parties hereto acknowledge that the provisions of
         Section 2.02(b) of the Basic Agreement are of no force or effect with respect to the Series 1996-1A Certificates.

                  (b) The Regular Distribution Dates with respect to any payment of Scheduled Payments means each January 2 and July 2 commencing January 2, 1997, until payment of all of the Scheduled Payments to be made under the Equipment Notes has been made.

                  (c)  The Final Legal Distribution Date is January 2,
         2011.

                  (d) The Special Distribution Date with respect to a Special Payment shall be the date specified as such in the notice which the Trustee must give with respect to such Special Payment pursuant to
         Section 4.02(c) of the Basic Agreement, which date shall be the date specified as the Special Distribution Date (as defined in the Intercreditor Agreement) with respect to the related Special Payment (as defined in the Intercreditor Agreement) in the applicable written notice given to the Trustee pursuant to Section 2.4(a) of the Intercreditor Agreement.

                  (e) (i) The Series 1996-1A Certificates shall be substantially in the form attached hereto as Exhibit A.

                        (ii) The Series 1996-1A Certificates shall be Book-Entry Certificates.

                         Series 1996-1A Trust Supplement

                  (f) The Scheduled Payments of principal shall be as set forth in Exhibit B.

                  (g) The proceeds of the Series 1996-1A Certificates shall be used to purchase the Series A Equipment Notes in the principal amount specified below:


         Equipment Note          Principal Amount             Maturity
         --------------          ----------------             --------

            N624AW-A                $11,936,661            July 2, 2005
            N626AW-A                 11,936,662            January 2, 2006
            N631AW-A                 11,936,662            January 2, 2006
            N633AW-A                 12,089,958            January 2, 2009
            N634AW-A                 11,897,518            January 2, 2009
            N635AW-A                 11,897,518            January 2, 2009
            N636AW-A                 11,897,518            January 2, 2009
            N637AW-A                 11,897,518            January 2, 2009
             V0025-A                  1,343,995            July 2, 2009
             V0049-A                  1,343,995            July 2, 2009
             V0019-A                  1,343,995            July 2, 2009


                  (h) Each Owner Trustee, acting on behalf of its respective Owner Participant, will issue on a non-recourse basis, the Equipment Notes, the proceeds of which shall be used, among other things, to refinance the outstanding debt portion of the purchase price to such Owner Trustee of the following Equipment:

                                                   U.S. Registration
                                                 Number/Manufacturer's
            Equipment                              Serial Number
            ---------                            ---------------------

         Airbus A320-231                             N624AW/55
         Airbus A320-231                             N626AW/65
         Airbus A320-231                             N631AW/77
         Airbus A320-231                             N633AW/82
         Airbus A320-231                            N634AW/091
         Airbus A320-231                            N635AW/092
         Airbus A320-231                            N636AW/098
         Airbus A320-231                            N637AW/099
            IAE V2500                                NA/V0025
            IAE V2500                                NA/V0049
            IAE V2500                                NA/V0019



                         Series 1996-1A Trust Supplement

                  (i) The related Note Documents are listed on Exhibit C.

                  (j) (i) The Trustee and the Other Trustees are parties to the Intercreditor Agreement which sets forth certain terms of subordination and other matters. The Series 1996-1A Certificates are senior in right of payment to the America West Airlines Pass Through Certificates, Series 1996-1B, the America West Airlines Pass Through Certificates, Series 1996-1C, the America West Airlines Pass Through Certificates, Series 1996-1D and the America West Airlines Pass Through Certificates, Series 1996-1E.

                           (ii) The Series 1996-1A Certificates may be purchased by the holders of certain series of Certificates with a lower seniority as provided in Article III hereof and as further set forth in Section 6.01(b) of the Basic Agreement.

                  (k) Notice of any termination of the 1996-1A Trust shall be mailed promptly by the Trustee to Certificateholders not earlier than the 60th day and not later than the 20th day next preceding such final distribution.

                                   ARTICLE II

                                   DEFINITIONS

         Section 2.01. Definitions. For all purposes of the Basic Agreement as supplemented by this Trust Supplement, the following capitalized term has the following meaning:

         Intercreditor Agreement: Means the Intercreditor Agreement dated as of the date hereof among the Trustee, the Other Trustees, the Liquidity Providers named therein and Fleet National Bank, as Subordination Agent, as amended, supplemented or otherwise modified from time to time in accordance its terms.

         Liquidity Facility: Means, initially, the Irrevocable Revolving Credit Agreement dated as of November 26, 1996, between Fleet National Bank, as Subordination Agent, as agent and trustee for the 1996-1A Trust, and Kredietbank N.V., acting through its New York branch, and, from and after the replacement of such Agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

         Other Agreements: Means (i) the Basic Agreement as supplemented by Trust Supplement No. 1996-1B dated the date

                         Series 1996-1A Trust Supplement
hereof relating to America West Airlines 1996-1B Pass Through Trust, (ii) the Basic Agreement as supplemented by Trust Supplement No. 1996-1C dated the date hereof relating to America West Airlines 1996-1C Pass Through Trust, (iii) the Basic Agreement as supplemented by Trust Supplement No.1996-1D dated the date hereof relating to America West Airlines 1996-1D Pass Through Trust and (iv) the Basic Agreement as supplemented by Trust Supplement No. 1996-E dated the date hereof relating to America West Airlines 1996-1E Pass Through Trust.

         Other Trustees: Means the trustee under the Other Agreements, and any successor or other trustee appointed as provided therein.

         PTC Event of Default: Means the failure to pay within 10 Business Days of the due date thereof: (i) the outstanding Pool Balance of the Series 1996-1A Certificates on the Final Legal Distribution Date for such Certificates or (ii) interest due on such Certificates on any Distribution Date (unless the Subordination Agent shall have made an Interest Drawing (as defined in the Intercreditor Agreement) with respect thereto in an amount sufficient to pay such interest and shall have distributed such amount to the holders of the Certificates entitled thereto).

         Special Payment: Means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or Trust Indenture Estate (as defined in each Indenture), including Overdue Scheduled Payments (as defined in the Intercreditor Agreement), payments in respect of the redemption or repurchase of any Equipment Note and payments in respect of the sale, of any Equipment Note to the related Owner Trustee, Owner Participant or any other Person.

         Trust Property: Means (i) the Equipment Notes held as the property of the Trust and all monies at any time paid thereon and all monies due and to become due thereunder, (ii) funds from time to time deposited in the Certificate Account and the Special Payments Account, and (iii) all rights of the Trust and the Trustee, on behalf of the Trust, under the Intercreditor Agreement and the Liquidity Facility, including, without limitation, all rights to receive certain payments thereunder, and all monies paid to the Trustee on behalf of the Trust pursuant to the Intercreditor Agreement or the Liquidity Facility.

         Underwriter: Means Morgan Stanley & Co. Incorporated, Citicorp Securities, Inc., Lehman Brothers Inc. and Salomon Brothers Inc.


                         Series 1996-1A Trust Supplement

                                   ARTICLE III

                      PURCHASE RIGHTS OF CERTIFICATEHOLDERS

         Section 3.01. By acceptance of its Certificate, each Certificateholder agrees that at any time after the occurrence and during the continuation of a Triggering Event,

                  (i) each Class B Certificateholder shall have the right to purchase all, but not less than all, of the Series 1996-1A Certificates upon ten days' written notice to the Trustee and each other Class B Certificateholder, provided that (A) if prior to the end of such ten-day period any other Class B Certificateholder notifies such purchasing Class B Certificateholder that such other Class B Certificateholder wants to participate in such purchase, then such other Class B Certificateholder may join with the purchasing Class B Certificateholder to purchase all, but not less than all, of the Series 1996-1A Certificates pro rata based on the Fractional Undivided Interest in the Class B Trust held by each such Class B Certificateholder and (B) if prior to the end of such ten day period any other Class B Certificateholder fails to notify the purchasing Class B Certificateholder of such other Class B Certificateholder's desire to participate in such a purchase, then such other Class B Certificateholder shall lose its right to purchase the Series 1996-1A Certificates pursuant to this Section and Section 6.01(b) of the Basic Agreement; and

                  (ii) each Class C Certificateholder shall have the right (which shall not expire upon any purchase of the Series 1996-1A Certificates pursuant to clause (i) above) to purchase all, but not less than all, of the Series 1996-1A Certificates and the Class B Certificates upon ten days' written notice to the Trustee, the Class B Trustee and each other Class C Certificateholder, provided that (A) if prior to the end of such ten-day period any other Class C Certificateholder notifies such purchasing Class C Certificateholder that such other Class C Certificateholder wants to participate in such purchase, then such other Class C Certificateholder may join with the purchasing Class C Certificateholder to purchase all, but not less than all, of the Series 1996-1A Certificates and the Class B Certificates pro rata based on the Fractional Undivided Interest in the Class C Trust held by each such Class C Certificateholder and (B) if prior to the end of such ten day period any other Class C Certificateholder fails to notify the purchasing Class C Certificateholder of such other Class C Certificateholder's desire to participate in such a purchase, then such other Class C Certificateholder

                         Series 1996-1A Trust Supplement
         shall lose its right to purchase the Series 1996-1A Certificates and the Class B Certificates pursuant to this Section and Section 6.01(b) of the Basic Agreement; and

                  (iii) each Class D Certificateholder shall have the right (which shall not expire upon any purchase of the Series 1996-1A Certificates pursuant to clause (i) above or the purchase of the Series 1996-1A Certificates and the Class B Certificates pursuant to clause
         (ii) above) to purchase all, but not less than all, of the Series 1996-1A Certificates, the Class B Certificates and the Class C Certificates upon ten days' written notice to the Trustee, the Class B Trustee, the Class C Trustee and each other Class D Certificateholder, provided that (A) if prior to the end of such ten-day period any other Class D Certificateholder notifies such purchasing Class D Certificateholder that such other Class D Certificateholder wants to participate in such purchase, then such other Class D Certificateholder may join with the purchasing Certificateholder to purchase all, but not less than all, of the Series 1996-1A Certificates, the Class B Certificates and the Class C Certificates pro rata based on the Fractional Undivided Interest in the Class D Trust held by each such Class D Certificateholder and (B) if prior to the end of such ten day period any other Class D Certificateholder fails to notify the purchasing Class D Certificateholder of such other Class D Certificateholder's desire to participate in such a purchase, then such other Class D Certificateholder shall lose its right to purchase the Series 1996-1A Certificates, the Class B Certificates, and the Class C Certificates pursuant to this Section and Section 6.01(b) of the Basic Agreement; and

                  (iv) each Class E Certificateholder shall have the right (which shall not expire upon any purchase of the Series 1996-1A Certificates pursuant to clause (i) above, the purchase of the Series 1996-1A Certificates and the Class B Certificates pursuant to clause
         (ii) above or the purchase of the Series 1996-1A Certificates, the Class B Certificates and Class C Certificates pursuant to clause (iii) above) to purchase all, but not less than all, of the Series 1996-1A Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates upon ten days' written notice to the Trustee, the Class B Trustee, the Class C Trustee, the Class D Trustee and each other Class E Certificateholder, provided that (A) if prior to the end of such ten-day period any other Class E Certificateholder notifies such purchasing Class E Certificateholder that such other Class E Certificateholder wants to participate in such purchase, then such other Class E Certificateholder may join with the

                         Series 1996-1A Trust Supplement
         purchasing Certificateholder to purchase all, but not less than all, of the Series 1996-1A Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates pro rata based on the Fractional Undivided Interest in the Class E Trust held by each such Class E Certificateholder and (B) if prior to the end of such ten day period any other Class E Certificateholder fails to notify the purchasing Class E Certificateholder of such other Class E Certificateholder's desire to participate in such a purchase, then such other Class E Certificateholder shall lose its right to purchase the Series 1996-1A Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates pursuant to this Section and
         Section 6.01(b) of the Basic Agreement.

         As used in this Article III, the terms "Class B Certificate", "Class B Certificateholder", "Class B Trust", "Class B Trustee", "Class C Certificate", "Class C Certificateholder", "Class C Trust", "Class C Trustee", "Class D Certificate", "Class D Certificateholder", "Class D Trust", "Class D Trustee", "Class E Certificateholder" and "Class E Trust" shall have the respective meanings assigned to such terms in the Intercreditor Agreement.

                                   ARTICLE IV

                                   THE TRUSTEE

                  Section 4.01. The Trustee. The Trustee is hereby directed to execute and deliver the Intercreditor Agreement on or prior to the Issuance Date in the form delivered to the Trustee by the Company. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement or the due execution hereof by the Company, or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

                  Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed by the Trustee by reason of this Trust Supplement other than as set forth in the Basic Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Basic Agreement, upon the effectiveness thereof, as fully to all intents as if the same were herein set forth at length.

                  The Trustee represents and warrants that the Intercreditor Agreement will be duly executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

                         Series 1996-1A Trust Supplement

                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

         Section 5.01. Basic Agreement Ratified. Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument.

         Section 5.02. GOVERNING LAW. THIS TRUST SUPPLEMENT AND THE SERIES 1996-1A CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         Section 5.03. Execution in Counterparts. This Trust Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.


                         Series 1996-1A Trust Supplement

         IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized, as of the day and year first written above.

                                             AMERICA WEST AIRLINES, INC.

                                             By:__________________________

                                             Name:________________________

                                             Title:_______________________


                                             FLEET NATIONAL BANK,
                                               as Trustee

                                             By:__________________________

                                             Name:________________________

                                             Title:_______________________




                         Series 1996-1A Trust Supplement

                                    EXHIBIT A
                               FORM OF CERTIFICATE

         [Include on each Certificate that is a Global Certificate: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)

                AMERICA WEST AIRLINES PASS THROUGH TRUST 1996-1A
                            Pass Through Certificate,
                                 Series 1996-1A

                        Issuance Date: November 26, 1996

                 Final Legal Distribution Date: January 2, 2011

         Evidencing A Fractional Undivided Interest In the 1996-1A Trust, The Property Of Which Includes Certain Equipment Notes Each Secured By An Aircraft or Spare Engine Leased To America West Airlines, Inc.

Certificate No.___         $_____________ Fractional Undivided Interest
                           representing 0._ % of the Trust per $1,000 of Reference Principal Amount

CUSIP No. 023654-AA4

         THIS CERTIFIES THAT _________________________, for value received, is the registered owner of a Fractional Undivided Interest in the amount of $____________________(the "Reference Principal Amount") in the America West Airlines Pass Through Trust 1996-1A (the "Trust") created by Fleet National Bank, as trustee (the "Trustee"), pursuant to a Pass Through Trust Agreement, dated as of November 26, 1996 (the "Basic Agreement"), between the Trustee and America West Airlines, Inc., a Delaware corporation (the "Company"), as supplemented by Trust Supplement No. 1996-1A thereto, dated as of November 26, 1996 (collectively, the "Agreement"), between the Trustee and the Company, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "America West Airlines Pass Through
--------
(1) Not necessarily applicable in respect of one Certificate in definitive form.

                         Series 1996-1A Trust Supplement

Certificates, Series 1996-1A" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement and the Intercreditor Agreement, to which agreements the Certificateholder of this Certificate by virtue of the acceptance hereof assents and by which such Certificateholder is bound. The property of the Trust includes certain Equipment Notes and all rights of the Trust to receive payments under the Intercreditor Agreement and the Liquidity Facility (the "Trust Property"). Each issue of the Equipment Notes is secured by a security interest in the Equipment leased to the Company.

                  Each of the Certificates represents a Fractional Undivided Interest in the Trust and the Trust Property and has no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto. The undivided percentage interest in the Trust represented by each of this Certificate (as specified above) and the other America West Airlines Pass Through Certificates, Series 1996-1A, was determined on the basis of (x) the aggregate of the Reference Principal Amount of this Certificate (as specified above) and of the other America West Airlines Pass Through Certificates, Series 1996-1A and (y) the aggregate original principal amounts of the Equipment Notes constituting the Trust Property.

                  Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, from funds then available to the Trustee, there will be distributed on each January 2 and July 2 (a "Regular Distribution Date") commencing January 2, 1997 to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same

                         Series 1996-1A Trust Supplement
force and effect as if made on such Regular Distribution Date or Special Distribution Date and no interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

                  Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

                  The Certificates do not represent an obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth herein and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the entire Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment

                         Series 1996-1A Trust Supplement
thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar, duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in denominations of $1,000 Fractional Undivided Interests and integral multiples thereof, provided that one Certificate may be in a different denomination. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

                  The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

                  The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

                  THE AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS OF THE STATE OF NEW YORK.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                         Series 1996-1A Trust Supplement

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                              AMERICA WEST AIRLINES
                                                  PASS THROUGH TRUST 1996-1A

                                              By:  FLEET NATIONAL BANK,
                                                         as Trustee

                                              By:___________________________

                                              Name:_________________________

                                              Title:________________________


Dated:  _____________


                         Series 1996-1A Trust Supplement

              [FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

This is one of the Certificates referred to in the within-mentioned Agreement.

                                             FLEET NATIONAL BANK,
                                               as Trustee

                                             By:___________________________

                                             Name:_________________________

                                             Title:________________________



                         Series 1996-1A Trust Supplement

                                    EXHIBIT B
                           REGULAR DISTRIBUTION DATES
                                       AND
                               SCHEDULED PAYMENTS


Regular Distribution Date                               Scheduled Payment
-------------------------                               -----------------

January 2, 1997                                            $         0
July 2, 1997                                                   957,998
January 2, 1998                                                      0
July 2, 1998                                                 1,929,223
January 2, 1999                                                600,275
July 2, 1999                                                 1,901,888
January 2, 2000                                                      0
July 2, 2000                                                 1,771,423
January 2, 2001                                                478,258
July 2, 2001                                                 1,771,420
January 2, 2002                                                817,344
July 2, 2002                                                 3,062,904
January 2, 2003                                              4,212,911
July 2, 2003                                                 5,412,429
January 2, 2004                                              4,590,437
July 2, 2004                                                 5,873,809
January 2, 2005                                              5,170,154
July 2, 2005                                                 5,883,786
January 2, 2006                                              8,345,111
July 2, 2006                                                 9,115,653
January 2, 2007                                              9,427,862
July 2, 2007                                                 8,908,893
January 2, 2008                                              7,676,294
July 2, 2008                                                 6,347,996
January 2, 2009                                              4,342,646
July 2, 2009                                                   923,286





                         Series 1996-1A Trust Supplement

                                    EXHIBIT C

                             Related Note Documents


                         Series 1996-1A Trust Supplement